NSAR ITEM 77O

                               VKAC Enterprise Fund
                                10f-3 Transactions

  UNDERWRITING #           UNDERWRITING                  PURCHASED FROM

         1              BA Merchant Services              Goldman, Sachs
         2             American Stores Company             Goldman Sachs
         3         Wellpoint Health Networks, Inc.        Salomon Brothers
         4                 Corestaff Inc.                   Alex Brown
         5                 Corestaff Inc.               Donaldson, Lufkin &
                                                             Jenrette
         6                 Corestaff Inc.              Montgomery Securities

  AMOUNT OF SHARES       % OF UNDERWRITING      DATE OF PURCHASE
     PURCHASED

                 4,500                0.032%        12/18/97
                57,000                0.370%        04/02/97
               120,000                1.200%        04/07/97
                 3,013                0.050%        08/11/97
                22,262                0.371%        08/11/97
                20,625                0.344%        08/11/97



Other Firms participating in Underwriting:

Underwriting for #1
Goldman, Sachs & Co.
Montgomery Securities
Salomon Brothers Inc.
Robert W. Baird & Co., Incorporated
Sanford C. Bernstein & Co., Inc.
Alex, Brown & Sons Incorporated
Chase Securities Inc.
Cowen & Company
Dain Bosworth Incorporated
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Furman Selz LLC
Gerard Klauer Mattison & Co., LLC
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Robertson, Stephens & Company LLC
Wasserstein Perella Securities, Inc.
Wheat First Butcher Singer

Underwriting for #2
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
Morgan Stanley & Co. Inc.
Smith Barney Inc.
ABN AMRO Chicago Corp.
BancAmerica Securities, Inc.
Chase Securities Inc.
Credit Suisse First Boston Corp.
Lehman Brothers Inc.
Merrill Lynch Inc.
Salomon Brothers Inc.
Tucker Anthony Inc.

Underwriting for #3
Salomon Brothers Inc.
Merrill Lynch, Inc.
Bear, Stearns & Co.
Morgan Stanley & Co., Inc.

Underwriting for #4, 5 & 6
Morgan Stanley & Co., Inc.
Goldman, Sachs & Co.
Alex, Brown & Sons Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
Montogomery Securities
The Robinson-Humphrey Company, Inc.
Bear, Stearns & Co., Inc.
William Blair & Company, L.L.C.
J.C. Bradford & Co.
Cleary Gull Reiland & McDevitt Inc.
A.G. Edwards & Sons, Inc.
Gerard Klauer Manison & Co., Inc.
Janney Montgomery Scott Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Smith Barney Inc.
Stephens Inc.
Unterberg Harris, L.P.
Wasserstein Perella Securities, Inc.